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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                   Form 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

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                     Mediacom Communications Corporation
            (Exact name of registrant as specified in its charter)

               Delaware                                      06-1566067
(State of incorporation or organization)                  (I.R.S. Employer
                                                       Identification Number)

                             100 Crystal Run Road
                          Middletown, New York 10941
               (Address principal executive offices) (Zip Code)

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      If this form relates to the registration of a class of securities pursuant
to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

      Securities Act registration statement file number to which this form relates: 333-90879

      Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange on which each
  Title of each class to be registered        class is to be registered
               Not Applicable                       Not Applicable

     Securities to be registered pursuant to Section 12(g) of the Act:

               Class A common stock, par value $0.01 per share
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      A description of the Class A common stock, par value $0.01 per share (the "Common Stock"), of Mediacom Communications Corporation (the "Registrant") will be contained in a prospectus, constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-90879), as amended, relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the "Prospectus"). The description of the Common Stock contained in the Prospectus is hereby incorporated by reference into this Form 8-A.

ITEM 2.  EXHIBITS.


Exhibit Number    Description
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3.1               Restated Certificate of Incorporation of the Registrant*
3.2               By-Laws of the Registrant*
4.1               Form of certificate evidencing shares of Class A common stock*

* Denotes document filed or to be filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-90879) and incorporated herein by reference.
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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    Mediacom Communications Corporation

                                    By:   /s/ROCCO B. COMMISSO
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                                          Rocco B. Commisso
                                          Chairman and Chief Executive Officer

Date:   January 28, 2000